Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com
Ingevity reports second quarter 2016 financial results

•
Net sales of $248.7 million and net income of $25.8 million resulted in net income as a percentage of sales of 10.4 percent, compared to net sales of $262.2 million and net income of $27.1 million which resulted in net income as a percentage of sales of 10.3 percent in the prior year quarter.

•	Diluted earnings per share were $0.56; diluted adjusted earnings per share were $0.66

•	Adjusted EBITDA of $58.4 million essentially level with second quarter 2015 pro forma adjusted EBITDA of $58.2 million

•	Adjusted EBITDA margin of 23.5 percent improved 130 basis points versus pro forma second quarter 2015

•	Company adjusts fiscal year 2016 guidance to sales between $880 million and $910 million and adjusted EBITDA between $180 million and $195 million

The results and guidance in this release include Non-GAAP financial measures. Refer to the section entitled “Use of Non-GAAP Financial Measures” within this release.

NORTH CHARLESTON, S.C., Aug. 3, 2016 - Ingevity Corporation (NYSE:NGVT) today reported second quarter net sales of $248.7 million and net income of $25.8 million, both down 5 percent versus the prior year’s second quarter when the business operated as the specialty chemicals division of MeadWestvaco Corporation, now WestRock Company. Second quarter diluted earnings per share were $0.56. Excluding restructuring and other costs of $0.02 per share and separation costs of $0.08 per share, diluted adjusted earnings per share were $0.66. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $58.4 million were essentially level with second quarter 2015 pro forma adjusted EBITDA of $58.2 million.

“In our first quarter as an independent company, Ingevity delivered earnings that were solidly in line with our expectations,” said Michael Wilson, Ingevity’s president and CEO. “Despite lower sales versus the prior year period, we achieved adjusted EBITDA essentially level with the prior year quarter and higher margins.” Ingevity’s second quarter adjusted EBITDA margin of 23.5 percent was up from the prior year’s second quarter pro forma adjusted EBITDA margin of 22.2 percent, representing an improvement of 130 basis points.

“Our Performance Materials segment set another quarterly record for sales driven by increasingly stringent regulations for automotive gasoline vapor emissions, enhanced by strong vehicle sales, particularly in the U.S.,” said Wilson. “In addition, sales of pavement technology products within the Performance Chemicals segment set a second quarter record due to adoption of our innovative technology and strong customer partnerships. However, Performance Chemicals segment sales were down significantly versus the prior year quarter as a result of continued volume and pricing pressure in industrial specialties and oilfield applications.”

Ingevity reports second quarter 2016 financial results - 2

Company-wide cost reduction and productivity initiatives launched in the first quarter, aimed at lowering selling, general and administrative (SG&A) costs, manufacturing and supply chain costs, and minimizing standalone costs, have benefited results by $15 million through the first half of the year.

Sequentially, versus the first quarter of 2016, second quarter sales were up 22 percent and adjusted EBITDA was up 29 percent, reflecting growth in Performance Materials and the strong seasonality of the Performance Chemicals segment’s pavement technologies applications. Sales in the segment’s industrial specialties and oilfield applications were slightly higher than the first quarter of 2016.

Second Quarter 2016 Reportable Segment Financial Results

Performance Materials: Segment sales in the second quarter 2016 were $74.5 million, up $11 million, or 17 percent, versus the second quarter 2015. This all-time quarterly record was a result of strength across all applications. Segment operating profit was $26.3 million, up $5 million, or 22 percent, versus prior year quarter. Segment EBITDA were $30 million, up $7 million, or 28 percent, versus the prior year pro forma segment EBITDA. In automotive markets, increased regulation, combined with the continued strength of U.S. light vehicle sales, drove strong revenue growth.

Performance Chemicals: Segment sales in the second quarter 2016 were $174.2 million, down $24 million, or 12 percent, versus the second quarter 2015. A reduction in volumes, predominantly in the industrial specialties applications, was the key contributor to the decrease. Segment operating profit was $22.8 million, down $8 million, or 26 percent, versus prior year quarter. Segment EBITDA were $28.4 million, down $6 million, or 18 percent, versus the prior year quarter pro forma segment EBITDA based on volume and pricing declines which were partially offset by foreign currency exchange benefits and reduced spending at the segment’s manufacturing facilities. Despite continued pressure from both direct competitors and substitute materials, and while down 17 percent versus the prior year’s period, sales in the company’s industrial specialties applications rose 2 percent sequentially. Sales to oilfield applications - down 27 percent versus the prior year quarter - also rose sequentially by 9 percent. Record-setting sales in the pavement technologies applications were up 5 percent versus the prior year’s period, up 8 percent for the half year, and were up sequentially as expected given the seasonality of the business.

Outlook

Ingevity adjusted its fiscal year 2016 guidance to sales of between $880 million and $910 million and adjusted EBITDA of between $180 million and $195 million. The previous guidance had been for sales of between $870 million and $910 million and adjusted EBITDA of between $175 million and $195 million.

The second half of the year is expected to be impacted by planned outages at Ingevity’s manufacturing facilities, some of which are quite significant in duration and scope. This will result in plant downtime, lower fixed cost absorption and increased maintenance spending. Pressure in industrial specialties and oilfield applications is anticipated to continue. The company is also expected to experience normal seasonal impacts, including the end of the paving season which results in significantly lower profitability in the fourth quarter.

These headwinds will likely be countered by continued growth in the Performance Materials segment and continued adoption of innovative pavement chemistries within the Performance Chemicals segment. Lastly, cost reduction initiatives remain on track to deliver $25 million to $30 million for the full year.

“Our first quarterly earnings report as a publicly traded company reflects the diversity and strength of our business,” said Wilson. “With the spinoff from WestRock behind us, we are highly focused on driving profitable growth while capturing efficiencies across the company.”

Ingevity reports second quarter 2016 financial results - 3

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Additional Information
The company will host a conference call on Thursday, Aug. 4, 2016, at 10 a.m. (Eastern Time) to discuss second quarter fiscal results. Those who wish to participate in this event should dial 800-230-1059 (inside the U.S.) or 612-333-4911 (outside the U.S.), at least 15 minutes prior to the start of the call. In addition, a slide deck for use during the conference call will be posted on the investors section of Ingevity’s website shortly before the call begins. Replays will be available through Sept. 4, 2016, and can be accessed at 800-475-6701 (inside the U.S.) or 320-365-3844 (outside the U.S.), with access code 397579.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement and periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Use of Non-GAAP Financial Measures

Ingevity has presented certain financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are included in the financial schedules accompanying this news release, under the section entitled "Non-GAAP Financial Measures."

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TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Consolidated and Combined Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Condensed Balance Sheets	Financial Schedules - Page 3
Condensed Statements of Cash Flows	Financial Schedules - Page 4
Non-GAAP Financial Measures	Financial Schedules - Page 5
Reconciliation of Adjusted Earnings (Loss)	Financial Schedules - Page 6
Reconciliation of Adjusted EBITDA	Financial Schedules - Page 7
Reconciliation of Segment EBITDA	Financial Schedules - Page 8
Notes to the Unaudited Pro Forma Adjustments	Financial Schedules - Page 9

INGEVITY CORPORATION
Consolidated and Combined Statements of Operations
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
In millions, except per share amounts	2016	2015	2016	2015
Net sales	$248.7	$262.2	$452.6	$501.4
Cost of sales	172.6	177.1	316.5	347.2
Gross profit	76.1	85.1	136.1	154.2
Selling, general and administrative expenses	28.9	32.1	56.5	60.3
Separation costs	4.7	4.8	11.1	6.3
Interest expense, net	5.0	4.4	10.4	8.5
Other (income) expense, net	(0.9)	0.2	(0.1)	(0.9)
Income before income taxes	38.4	43.6	58.2	80.0
Provision for income taxes	12.6	16.5	22.6	28.7
Net income (loss)	25.8	27.1	35.6	51.3
Less: Net income (loss) attributable to noncontrolling interests, net of taxes	2.1	1.2	3.7	2.4
Net income (loss) attributable to Ingevity stockholders	$23.7	$25.9	$31.9	$48.9

Earnings (loss) per common share attributable to Ingevity stockholders
Basic and diluted	$0.56	$0.62	$0.76	$1.16
Average number of shares outstanding used in the earnings (loss) per share computations (1)	42.1	42.1	42.1	42.1

_________________
(1)
On May 15, 2016, WestRock distributed 42,102 thousand shares of Ingevity's common stock to holders of its common stock. The computation of basic and diluted earnings per common share for all periods prior to May 15, 2016 was calculated using the number of shares distributed on May 15, 2016.

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
In millions	2016	2015	2016	2015
Net sales
Performance Chemicals	$174.2	$198.4	$307.3	$373.4
Performance Materials	74.5	63.8	145.3	128.0
Total net sales	$248.7	$262.2	$452.6	$501.4

Segment operating profit
Performance Chemicals	22.8	30.8	31.4	49.9
Performance Materials	26.3	21.6	53.9	44.2
Total segment operating profit	49.1	52.4	85.3	94.1

Separation costs (1)	(4.7)	(4.8)	(11.1)	(6.3)
Restructuring and other income (charges) (2)	(1.0)	0.4	(5.6)	0.7
Interest expense, net	(5.0)	(4.4)	(10.4)	(8.5)
Provision for income taxes	(12.6)	(16.5)	(22.6)	(28.7)
Net (income) loss attributable to noncontrolling interests	(2.1)	(1.2)	(3.7)	(2.4)
Net income attributable to the Ingevity stockholders	$23.7	$25.9	$31.9	$48.9
_________________
(1)
Represents transaction costs associated with separation of Ingevity from WestRock. These costs are primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(2)	For the three and six months ended June 30, 2016 and June 30, 2015 the charges related to Performance Chemicals and Performance Materials as shown in the table below:

	Three Months Ended June 30		Six Months Ended June 30
In millions	2016	2015	2016	2015
Performance Chemicals	$1.0	$—	$4.8	$—
Performance Materials	—	(0.4)	0.8	(0.7)
Total	$1.0	$(0.4)	$5.6	$(0.7)

Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Balance Sheets

	June 30, 2016	December 31, 2015
In millions	(Unaudited)
Assets
Cash and cash equivalents	$55.7	$32.0
Accounts receivable, net	116.7	96.2
Inventories, net	156.8	151.0
Prepaid and other current assets	23.5	20.2
Current assets	352.7	299.4
Property, plant and equipment, net	442.8	437.5
Restricted investment	69.1	—
Other assets	43.0	44.9
Total assets	$907.6	$781.8
Liabilities and Equity
Accounts payable	$88.8	$64.8
Accrued expenses	15.5	12.2
Other current liabilities	21.9	20.2
Current liabilities	126.2	97.2
Long term debt including capital lease obligations	566.6	80.1
Deferred income taxes	69.0	75.7
Other liabilities	9.2	7.1
Total liabilities	771.0	260.1
Equity	136.6	521.7
Total liabilities and equity	$907.6	$781.8

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2016	2015
Cash flows from operating activities:	$36.7	$8.5
Cash flows from investing activities:
Capital expenditures	(22.2)	(37.1)
Payments for acquired businesses, net of cash acquired	—	0.6
Restricted investment	(69.1)	—
Net cash provided (used) by investing activities	(91.3)	(36.5)
Cash flows from financing activities:
Net borrowings under our revolving credit facility	190.0	—
Proceeds from long-term borrowings	300.0	—
Debt issuance costs	(3.5)	—
Borrowings (repayments) of notes payable and other short-term borrowings, net	(9.4)	12.2
Noncontrolling interest distributions	(1.7)	(1.8)
Cash distributed to WestRock at separation	(448.5)	—
Transactions with WestRock, net	51.4	12.7
Net cash provided (used) by financing activities	78.3	23.1
Increase (decrease) in cash and cash equivalents	23.7	(4.9)
Effect of exchange rate changes on cash	—	0.3

Change in cash and cash equivalents	23.7	(4.6)
At beginning of period	32.0	19.9
At end of period	$55.7	$15.3

Financial Schedules - Page 4

Ingevity Corporation
Non-GAAP Financial Measures

Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures, inclusive of pro forma adjustments:

Adjusted earnings (loss) is defined as net income (loss) attributable to Ingevity stockholders plus restructuring and other (income) charges, separation costs, and the income tax expense (benefit) on those items.

Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share attributable to Ingevity stockholders plus restructuring and other (income) charges per share, separation costs per share, and the income tax expense (benefit) per share on those items.

Adjusted EBITDA is defined as net income (loss) plus provision for income taxes, interest expense, depreciation and amortization, separation costs and restructuring and other (income) charges.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales

Segment EBITDA is defined as segment operating profit plus depreciation and amortization.

Segment EBITDA Margin is defined as Segment EBITDA divided by Net Sales.

The Company also uses the above financial measures as the primary measures of profitability used by managers of the business and its segments. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of these non-GAAP financial measures are set forth within the following pages.

Unaudited Pro Forma Adjustments
The non-GAAP financial measures noted above, adjusted for the Unaudited Pro Forma Adjustments, apply only to our quarterly periods within and fiscal year ended December 31, 2015. The Unaudited Pro Forma Adjustments are from the Unaudited Pro Forma Combined Financial Statements which were derived from the historical Combined Financial Statements of Ingevity, prepared in accordance with U.S. generally accepted accounting principles. These Unaudited Pro Forma Combined Financial Statements include adjustments required by SEC Staff Accounting Bulletin Topic 1:B-3 and Article 11 of SEC Regulation S-X. For more information on the pro forma adjustments see the section entitled: "Notes to the Unaudited Pro Forma Adjustments" included within this Exhibit.
A reconciliation of Net Income to Adjusted EBITDA as projected for 2016 is not provided because we do not forecast Net Income as we cannot, without unreasonable effort, estimate or predict with certainty various components of Net Income. These components include additional separation costs associated with the Separation and further restructuring and other income (charges) incurred in 2016 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future other items with similar characteristics to those currently included in Adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

Financial Schedules - Page 5

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP)

	Three Months Ended June 30		Six Months Ended June 30
In millions, except per share amounts	2016	2015	2016	2015
Net income (loss) attributable to Ingevity stockholders (GAAP)	$23.7	$25.9	$31.9	$48.9
Restructuring and other (income) charges (A)	1.0	(0.4)	5.6	(0.7)
Separation costs (B)	4.7	4.8	11.1	6.3
Income tax effect on items above	(1.5)	(1.0)	(3.4)	(1.2)
Adjusted earnings (loss) (Non-GAAP)	$27.9	$29.3	$45.2	$53.3

Diluted earnings (loss) per common share (GAAP)	$0.56	$0.62	$0.76	$1.16
Restructuring and other (income) charges	0.03	(0.01)	0.13	(0.02)
Separation costs	0.11	0.11	0.26	0.15
Income tax effect on items above	(0.04)	(0.02)	(0.08)	(0.03)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.66	$0.70	$1.07	$1.26

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations	42.1	42.1	42.1	42.1
_______________
(A) Charges incurred during 2016 relate to two restructuring activities that commenced in the first quarter of 2016. Charges for the three months ended June 30, 2016 were comprised of accelerated depreciation of $0.3 million and miscellaneous exit costs of $0.7 million. Charges to the six months ended June 30, 2016 were comprised of asset write-downs, including accelerated depreciation of $0.4 million and $5.2 million in severance related charges.

Income for the three and six months ended June 30, 2015 related to additional proceeds from the sale of our Performance Materials’ air purification business from 2014.
(B) In connection with the separation from WestRock we have incurred pre-tax separation costs. These costs were primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

Reconciliation of 2015 Pro Forma - Adjusted Earnings (Non-GAAP)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
In millions, except per share amounts
Net income (loss) attributable to Ingevity stockholders (GAAP)	$25.9	1.6	(A)	$27.5	$48.9	(0.3)	(A)	$48.6
Restructuring and other (income) charges	(0.4)	—		(0.4)	(0.7)	—		(0.7)
Separation costs	4.8	(4.8)		—	6.3	(6.3)		—
Income tax effect on items above	(1.0)	1.1		0.1	(1.2)	1.5		0.3
Adjusted earnings (loss) (Non-GAAP)	$29.3			$27.2	$53.3			$48.2

Diluted earnings (loss) per common share (GAAP)	$0.62	0.04		$0.66	$1.16	(0.01)		$1.15
Restructuring and other (income) charges	(0.01)	—		(0.01)	(0.02)	—		(0.02)
Separation costs	0.11	(0.11)		—	0.15	(0.15)		—
Income tax effect on items above	(0.02)	0.02		—	(0.03)	0.04		0.01
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.70			$0.65	$1.26			$1.14

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations	42.1			42.1	42.1			42.1
_______________
(A) Represents the cumulative after-tax pro forma adjustments as further described within the section entitled: "Notes to the Unaudited Pro Forma Adjustments".

Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30		Six Months Ended June 30
In millions	2016	2015	2016	2015
Net income (loss) (GAAP)	$25.8	$27.1	$35.6	$51.3
Provision for income taxes	12.6	16.5	22.6	28.7
Interest expense	5.0	4.4	10.4	8.5
Separation costs	4.7	4.8	11.1	6.3
Depreciation and amortization	9.3	8.4	18.3	16.9
Restructuring and other (income) charges	1.0	(0.4)	5.6	(0.7)
Adjusted EBITDA (Non-GAAP)	$58.4	$60.8	$103.6	$111.0

Net sales	$248.7	$262.2	$452.6	$501.4
Net income (loss) margin	10.4%	10.3%	7.9%	10.2%
Adjusted EBITDA margin	23.5%	23.2%	22.9%	22.1%

Reconciliation of 2015 Pro Forma - Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
In millions
Net income (loss) (GAAP)	$27.1	1.6	(A)	$28.7	$51.3	(0.3)	(A)	$51.0
Provision for income taxes	16.5	0.2	(B)	16.7	28.7	0.4	(B)	29.1
Interest expense	4.4	0.4	(C)	4.8	8.5	1.0	(C)	9.5
Separation costs	4.8	(4.8)	(D)	—	6.3	(6.3)	(D)	—
Depreciation and amortization	8.4			8.4	16.9			16.9
Restructuring and other (income) charges	(0.4)			(0.4)	(0.7)			(0.7)
Adjusted EBITDA (Non-GAAP)	$60.8		(E)	$58.2	$111.0		(E)	$105.8

Net sales				$262.2				$501.4
Net income (loss) margin				10.9%				10.2%
Adjusted EBITDA margin				22.2%				21.1%
_______________
(A)	Represents the cumulative after-tax pro forma adjustments as further described within the section entitled: "Notes to the Unaudited Pro Forma Adjustments".
(B)	Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments" for a description of this adjustment.
(C)	Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments"for a description of this adjustment.
(D)	Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments"for a description of this adjustment.
(E)
Ingevity would have incurred incremental costs as an independent public company, including costs to replace services previously provided by WestRock as well as other stand-alone costs. In total, Ingevity management estimates that these costs would have ranged from $0.5 million to $1 million before-tax quarterly, over and above amounts currently included in the Unaudited Pro Forma Combined Statement of Operations.

Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Segment Operating Profit (GAAP) to Segment EBITDA (Non-GAAP)

In millions	Three Months Ended June 30		Six Months Ended June 30
Performance Chemicals	2016	2015	2016	2015

Segment operating profit (GAAP)	$22.8	$30.8	$31.4	$49.9
Depreciation and amortization	5.6	5.8	11.4	11.6
Segment EBITDA (Non-GAAP)	$28.4	$36.6	$42.8	$61.5

Net sales	$174.2	$198.4	$307.3	$373.4
Segment operating margin	13.1%	15.5%	10.2%	13.4%
Segment EBITDA margin	16.3%	18.4%	13.9%	16.5%

Performance Materials

Segment operating profit (GAAP)	$26.3	$21.6	$53.9	$44.2
Depreciation and amortization	3.7	2.6	6.9	5.3
Segment EBITDA (Non-GAAP)	$30.0	$24.2	$60.8	$49.5

Net sales	$74.5	$63.8	$145.3	$128.0
Segment operating margin	35.3%	33.9%	37.1%	34.5%
Segment EBITDA margin	40.3%	37.9%	41.8%	38.7%

Reconciliation of 2015 Pro Forma - Segment EBITDA (Non-GAAP)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
In millions		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
Performance Chemicals

Segment operating profit (GAAP)	$30.8	$(1.9)	(A)	$28.9	$49.9	$(3.8)	(A)	$46.1
Depreciation and amortization	5.8			5.8	11.6			11.6
Segment EBITDA (Non-GAAP)	$36.6			$34.7	$61.5			$57.7

Net sales				$198.4				$373.4
Segment operating margin				14.6%				12.3%
Segment EBITDA margin				17.5%				15.5%

Performance Materials

Segment operating profit (GAAP)	$21.6	$(0.7)	(A)	$20.9	$44.2	$(1.4)	(A)	$42.8
Depreciation and amortization	2.6			2.6	5.3			5.3
Segment EBITDA (Non-GAAP)	$24.2			$23.5	$49.5			$48.1

Net sales				$63.8				$128.0
Segment operating margin				32.8%				33.4%
Segment EBITDA margin				36.8%				37.6%
_______________
(A) Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments"for a description of this adjustment.

Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Notes to the Unaudited Pro Forma Adjustments

For more information regarding the Ingevity’s unaudited pro forma combined statements of operations for the year ended December 31, 2015, see “Unaudited Pro Forma Combined Financial Statements” in the Ingevity’s registration statement on Form 10 and amendments thereto (the “Form 10”), copies of which may be obtained by visiting the web site of the Securities and Exchange Commission, or the SEC, at www.sec.gov. The "Unaudited Pro Forma Combined Statement of Operations" included within Ingevity's registration statement on Form 10 is presented for the fiscal year ended December 31, 2015 and gives effect as if the pro forma adjustments had occurred on January 1, the first day of fiscal year 2015. Presented below is a quarterly impact of each respective pro forma adjustments for the fiscal year ended December 31, 2015.

(A) We have entered into agreements to obtain audit and certain compliance functions as a stand-alone public company as well as compensation agreements with certain members of our executive team. Prior to the completion of the separation, we estimated that we would also enter into agreements to obtain insurance coverage according to quotations we had received based on our individual loss history, credit profile and selected insurance coverage. These expenses represent recurring costs in excess of the amounts historically allocated to Ingevity.

In addition, at the completion of the separation we entered into a new raw material supply agreement with WestRock for the purchase of black liquor soap skimmings (“BLSS”) and crude tall oil (“CTO”). We historically obtained BLSS and CTO from WestRock under previously existing supply agreements. We evaluated the new agreement and its impact on our pro forma income statement. The pro forma adjustment also included incremental costs of less than $1 million for the full year 2015 associated with this new agreement calculated by applying the new agreement’s pricing terms to the actual purchased volumes in 2015.

The 2015 pro forma adjustment by segment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Performance Chemicals	1.9	1.9	2.1	2.0	7.9
Performance Materials	0.7	0.7	0.7	0.6	2.7
Total	$2.6	$2.6	$2.8	$2.6	$10.6

(B) Represents the tax effect of proforma adjustments for each respective period.

(C) Represents adjustments to interest expense and amortization of debt issuance costs related to our target pro forma long-term indebtedness. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Interest expense	$0.6	$0.4	$(0.4)	$(1.7)	$(1.1)

(D) Represents the elimination of expenses directly related to transaction costs incurred during 2015 in connection with the separation from WestRock, primarily related to professional fees associated with separation activities within the finance, tax and legal functions. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Separation costs	$(1.5)	$(4.8)	$(5.5)	$(5.4)	$(17.2)

Financial Schedules - Page 9